EXHIBIT 10.10

FIRST AMENDMENT

to the

BYLINE BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN

Section 10.05 of the Byline Bancorp, Inc. Employee Stock Purchase Plan (the “Plan”) provides that the Plan may be amended to increase the maximum number of shares which may be issued under any Offering (as defined in the Plan) by action of the Board of Directors of Byline Bancorp, Inc. (the “Company”), subject to the approval of the Company’s shareholders. In accordance with the authority granted by Section 10.05 of the Plan, and subject to the approval of the Company’s shareholders, the Company’s Board of Directors hereby amends the Plan as follows:

1.
Effective as of the date that the approval of the Company’s shareholders is obtained, Section 8.01 of the Plan is amended by replacing the reference to “200,000” therein with a reference to “400,000” (thereby increasing the maximum number of shares available under the Plan by 200,000 shares):
2.
In all other respects, the Plan remains in full force and effect.

[Signature Page Follows]

VP/#55896434.2

IN WITNESS WHEREOF, the changes made by this First Amendment shall be effective as of the applicable date set forth above.

BYLINE BANCORP, INC.

By: ______________________________

Title: _____________________________

Date: _____________________________